Exhibit 21

             Significant Subsidiaries of PSEG Energy Holdings Inc.

Subsidiary            Jurisdiction of Incorporation or Organization
----------            ---------------------------------------------

PSEG Resources Inc.                   New Jersey
RCMC Inc.                             New Jersey
PSRC II, Inc.                         Delaware
PSEG Global Inc.                      New Jersey
PSEG Global USA Inc.                  New Jersey
PSEG International Inc.               Delaware
PSEG Americas Inc.                    Delaware
PSEG Americas Ltd.                    Bermuda